        Contacts:
Investor Relations:
Meredith Burns
ir@cimpress.com
+1.781.652.6480
Media Relations:
Cheryl Wadsworth
mediarelations@cimpress.com

Cimpress Reports Fourth Quarter and Fiscal Year 2015 Financial Results

•	Fourth quarter 2015 results:

◦	Revenue grew 13 percent year over year to $380.5 million

◦	Revenue grew 13 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦	GAAP net loss per diluted share was $(0.11) in the fourth quarter of 2015 versus GAAP net income per diluted share of $0.03 in the year ago period

◦	Non-GAAP adjusted net income per diluted share decreased 12 percent year over year to $0.66

•	Fiscal year 2015 results:

◦	Revenue grew 18 percent year over year to $1.5 billion

◦	Revenue grew 9 percent year over year excluding the impact of currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months

◦	GAAP net income per diluted share was $2.73 in fiscal 2015 versus $1.28 in the year ago period

◦	Non-GAAP adjusted net income per diluted share increased 46 percent year over year to $4.31

Venlo, the Netherlands, July 29, 2015 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, today announced financial results for the three month period ended June 30, 2015, the fourth quarter of its 2015 fiscal year.

"Our fourth quarter and full year fiscal 2015 performance reflects the great strides made in service of the strategy we communicated at our August 2014 investor meeting," said Robert Keane, president and chief executive officer. "We gained initial traction on our multi-year project to integrate our production technology and operations via a common mass customization platform. In our Vistaprint business unit the constant currency revenue growth doubled in fiscal 2015 compared to fiscal 2014 reflecting net positive returns from the many improvements we have made to reposition the Vistaprint customer value proposition toward "higher expectations" customers, even as many of those investments continue to create short-term revenue headwinds. Over the past year we allocated capital to the acquisition of several high-quality businesses that we believe will bring important additional capabilities to our future mass customization platform as well as brands with which we can go to market via distinct and differentiated customer value propositions. In Japan and India we continued to build foundations for growth and we entered the market in Brazil via an equity investment of just under 50%. Across our company we broadened product offerings in categories such as signage, apparel and soft goods, flyers and promotional products."

Keane added, "As we begin the next fiscal year, we reiterate our strategic objective of being the world leader in mass customization, and our financial objective of maximizing our intrinsic value per share."

Ernst Teunissen, chief financial officer, noted, "Our fourth quarter results were in line with expectations. Our GAAP net income results continue to be impacted by non-operational, non-cash currency items, which caused GAAP EPS to be at the lower end of our previous guidance range."

Acquisitions Completed During the Fourth Quarter
Cimpress completed the following acquisitions during the fourth quarter:

•	Exagroup SAS, a leading web-to-print business in Europe that focuses on serving French graphic arts professionals and printers

•	druck.at Druck- und Handelsgesellschaft mbH (druck.at), a leading web-to-print business in Austria

•	FL Print SAS, which does business as Easyflyer in France, a small but rapidly growing French web-to-print start-up company
Our fourth quarter consolidated results include a partial quarter of the operations of these businesses.

Consolidated Financial Metrics:

•
Revenue for the fourth quarter of fiscal year 2015 was $380.5 million, a 13 percent increase compared to revenue of $338.2 million reported in the same quarter a year ago. The year-over-year strengthening of the U.S. Dollar has negatively impacted the U.S. Dollar value of our revenues generated from countries other than the United States. Excluding the estimated impact from currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months, total revenue grew 13 percent year over year in the fourth quarter, in line with our expectations. For the full year, total consolidated revenue grew 18 percent year over year and 23 percent in constant currencies. Excluding the estimated impact from currency exchange rate fluctuations and revenue from businesses acquired during the past twelve months, revenue for the full year grew 9 percent.

•
Gross margin (revenue minus the cost of revenue as a percent of total revenue) in the fourth quarter was 58.9 percent, down from 60.5 percent in the same quarter a year ago. For the full fiscal year, gross margin was 61.9 percent compared to 64.5 percent in fiscal year 2014. The year-over-year reduction in gross margin was primarily due to the mix effect of our acquisitions in the upload and print space that have lower gross margins than our Vistaprint business unit.

•
Operating income in the fourth quarter was $15.2 million, or 4.0 percent of revenue, a decrease in both absolute dollars and as a percent of revenue compared to $19.7 million, or 5.8 percent of revenue, in the same quarter a year ago. For the full fiscal year, operating income was $96.3 million, or 6.4 percent of revenue, a 12 percent increase compared to operating income of $85.9 million, or 6.8 percent of revenue, in the prior fiscal year. Operating income in the fourth quarter and year was negatively impacted by currency fluctuations that were offset by realized hedging gains below the line in Other income (expense), net.

•
GAAP net loss for the fourth quarter was $(3.7) million, or (1.0) percent of revenue, compared to GAAP net income of $1.0 million, or 0.3 percent of revenue in the same quarter a year ago. This was influenced by additional interest expense related to the senior unsecured notes offering completed in the third quarter, as well as non-operational, non-cash currency impacts. For the full fiscal year, GAAP net income attributable to Cimpress was $92.2 million, or 6.2 percent of revenue, a 111 percent increase compared to GAAP net income of $43.7 million, or 3.4 percent of revenue, in the prior fiscal year.

•
GAAP net loss per diluted share for the fourth quarter was $(0.11), versus GAAP net income per diluted share of $0.03 in the same quarter a year ago. For the full fiscal year, GAAP net income per diluted share was $2.73, versus $1.28 in the prior full fiscal year.

•
Non-GAAP adjusted net income for the fourth quarter, which is defined at the end of this press release, was $22.8 million, or 6.0 percent of revenue, down 10.4 percent compared to $25.5 million, or 7.6 percent of revenue, in the same quarter a year ago. For the full fiscal year, non-GAAP adjusted net income was $147.7 million, or 9.9 percent of revenue, a 44 percent increase compared to non-GAAP adjusted net income of $102.5 million, or 8.1 percent of revenue, in the prior fiscal year.

•
Non-GAAP adjusted net income per diluted share for the fourth quarter, as defined at the end of this press release, was $0.66, versus $0.75 in the same quarter a year ago. For the 2015 full fiscal year, non-GAAP adjusted net income per diluted share was $4.31, versus $2.95 in the prior fiscal year.

•	Capital expenditures in the fourth quarter were $25.7 million, or 6.8 percent of revenue. During the full fiscal year capital expenditures were $75.8 million or 5.1 percent of revenue.

•
During the fourth quarter, the company generated $36.5 million of cash from operations and $12.7 million in free cash flow, which is defined at the end of this press release. During the full fiscal year, the company generated $228.9 million of cash from operations and $143.5 million in free cash flow.

•
As of June 30, 2015, the company had $103.6 million in cash and cash equivalents and $522.5 million of debt. After considering debt covenant limitations, as of June 30, 2015 the company had $589.6 million available for borrowing under its committed credit facility.

Operating metrics are provided as a table-based supplement to this press release. The acquisitions of Printdeal, Pixartprinting, FotoKnudsen, Exagroup, Easyflyer, and druck.at, and the investment in Printi and the Digipri contribution to our joint venture in Japan are not incorporated into these metrics.

As described in Robert Keane's letter to investors posted on ir.cimpress.com, we are evolving our investor communications to better align with the way we view and manage our business today. We will no longer provide detailed annual guidance for our revenue, GAAP, and non-GAAP earnings per share results. We have provided our expectations of fiscal year 2016 spending on several discretionary long-term investments in the letter to investors and in our publicly available fourth quarter and fiscal 2015 presentation and commentary.

Cimpress has posted that presentation with accompanying prepared remarks at ir.cimpress.com. On Thursday, July 30, 2015 at 7:30 a.m. (EDT) the company will host a live Q&A conference call with management to discuss the financial results, which will be available via webcast at ir.cimpress.com and via dial-in at +1 (866) 510-0707, access code 83274467. A replay of the Q&A session will be available on the company’s website following the call on July 30, 2015.

Important Reminder of Cimpress’ Priorities
We ask investors and potential investors in Cimpress to understand the upper-most objectives by which we endeavor to make all decisions, including investment decisions. Often we make decisions in service of these priorities that could be considered non-optimal were they to be evaluated based on other criteria such as (but not limited to) near- and mid- term cash flow, EBITDA, EPS, and non-GAAP EPS.

Our priorities are:

•
Strategic Objective: To be the world leader in mass customization. By mass customization, we mean producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products.

•
Financial Objective: To maximize intrinsic value per share, defined as (a) the unlevered free cash flow per share that, in our best judgment, will occur between now and the long-term future, appropriately discounted to reflect our cost of capital, minus (b) net debt per share.

To understand these objectives and their implications, Cimpress encourages investors to read Robert Keane’s letter to investors published on July 29, 2015 and to attend (in person or by webcast) the company’s upcoming investor day meeting on August 5, 2015.

About non-GAAP financial measures
To supplement Cimpress’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cimpress has used the following measures defined as non-GAAP financial measures by Securities and Exchange Commission, or SEC, rules: non-GAAP adjusted net income, non-GAAP adjusted net income per diluted share, free cash flow, constant-currency revenue growth and constant-currency revenue growth excluding revenue from acquisitions made in fiscal 2014 and 2015. The items excluded from the non-GAAP adjusted net income measurements are share-based compensation expense, amortization of acquisition-related intangibles, tax charges related to the alignment of acquisition-related intellectual property with global operations, changes in unrealized gains and losses on derivative instruments, non-cash currency gains and losses on intercompany financing arrangements, the charge for the disposal of our minority investment in China, the impact of acquisition-related earn-outs and related currency impact, and the related income tax effect of these items. Free cash flow is defined as net cash provided by operating activities less purchases of property, plant and equipment, purchases of intangible assets not related to acquisitions, and capitalization of software and website development costs, plus payment of contingent consideration in excess of acquisition-date fair value. Constant-currency revenue growth is estimated by translating all non-U.S. dollar denominated revenue generated in the current period using the prior year period’s average exchange rate for each currency to the U.S. dollar and excludes the impact of gains and losses on effective currency hedges recognized in revenue in the prior year periods. Fourth quarter constant-currency revenue growth excluding revenue from acquisitions made during the past twelve months excludes the impact of currency as defined above and revenue from FotoKnudsen, Printi, Easyflyer (FL Print), Exagroup and Druck.at. Full year constant-currency revenue growth excluding revenue from acquisitions made during the past twelve months excludes the impact of currency as defined above and revenue from FotoKnudsen, Printi, Easyflyer (FL Print), Exagroup and Druck.at, and revenue for the first nine months of the year from Printdeal, Pixartprinting, and Digipri.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. The tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures.

Cimpress’ management believes that these non-GAAP financial measures provide meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. These non-GAAP financial measures also have facilitated management’s internal comparisons to Cimpress’ historical performance and our competitors’ operating results.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For 20 years, the company has focused on developing software and manufacturing capabilities that transform traditional markets in order to make customized products accessible and affordable to everyone.  Cimpress’ portfolio of brands includes Vistaprint, Albelli, Drukwerkdeal, Exaprint, Pixartprinting and others. That portfolio serves multiple customer segments across many applications for mass customization. The company produces more than 80 million unique products a year via its network of computer integrated manufacturing facilities. To learn more, visit www.cimpress.com.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains statements about our future expectations, plans, and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including but not limited to our expectations for the growth and development of our business. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which our forecasts are based; our failure to execute our strategy; our inability to make the investments in our business that we plan to make; our failure to manage the growth and complexity of our business and expand our operations; our failure to develop our mass customization platform or to realize the anticipated benefits of such a platform; costs and disruptions caused by acquisitions and strategic investments; the failure of the businesses we acquire or invest in to perform as expected; the willingness of purchasers of marketing services and products to shop online; unanticipated changes in our markets, customers, or business; competitive pressures; our failure to maintain compliance with the covenants in our revolving credit facility and senior notes or to pay our debts when due; general economic conditions; and other factors described in our Form 10-Q for the fiscal quarter ended March 31, 2015 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Operational Metrics & Financial Tables to Follow

CIMPRESS N.V.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2015	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$103,584	$62,508
Marketable securities	6,910	13,857
Accounts receivable, net of allowances of $372 and $212, respectively	32,145	23,515
Inventory	18,356	12,138
Prepaid expenses and other current assets	56,648	45,923
Total current assets	217,643	157,941
Property, plant and equipment, net	467,511	352,221
Software and web site development costs, net	22,109	14,016
Deferred tax assets	17,172	8,762
Goodwill	400,629	317,187
Intangible assets, net	151,063	110,214
Other assets	32,115	28,644
Total assets	$1,308,242	$988,985
Liabilities, noncontrolling interests and shareholders’ equity
Current liabilities:
Accounts payable	$65,875	$52,770
Accrued expenses	172,826	121,177
Deferred revenue	23,407	26,913
Deferred tax liabilities	1,043	2,178
Short-term debt	22,602	37,575
Other current liabilities	21,470	888
Total current liabilities	307,223	241,501
Deferred tax liabilities	48,007	30,846
Lease financing obligation	93,841	18,117
Long-term debt	499,941	410,484
Other liabilities	52,073	44,420
Total liabilities	1,001,085	745,368

Redeemable noncontrolling interests	57,738	11,160
Shareholders’ equity:
Preferred shares, par value €0.01 per share, 100,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, par value €0.01 per share, 100,000,000 shares authorized; 44,080,627 shares issued; and 33,203,065 and 32,329,244 shares outstanding, respectively	615	615
Treasury shares, at cost, 10,877,562 and 11,751,383 shares, respectively	(412,132)	(423,101)
Additional paid-in capital	324,281	309,990
Retained earnings	435,052	342,840
Accumulated other comprehensive (loss) income	(98,909)	2,113
Total shareholders’ equity attributable to Cimpress N.V.	248,907	232,457
Noncontrolling interest	512	—
Total shareholders' equity	249,419	232,457
Total liabilities, noncontrolling interests and shareholders’ equity	$1,308,242	$988,985

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Revenue	$380,468	$338,156	$1,494,206	$1,270,236
Cost of revenue (1)	156,218	133,611	568,599	451,093
Technology and development expense (1)	55,519	48,790	194,360	176,344
Marketing and selling expense (1)	118,063	104,632	489,743	440,311
General and administrative expense (1)	35,432	31,379	145,180	116,574
Income from operations	15,236	19,744	96,324	85,914
Other income (expense), net	(10,148)	(13,478)	20,134	(21,630)
Interest expense, net	(7,197)	(2,807)	(16,705)	(7,674)
Income before income taxes and loss in equity interests	(2,109)	3,459	99,753	56,610
Income tax provision	2,783	2,771	10,441	10,590
Loss in equity interests	—	—	—	2,704
Net income (loss)	(4,892)	688	89,312	43,316
Add: Net loss attributable to noncontrolling interests	1,190	346	2,900	380
Net income (loss) attributable to Cimpress N.V.	$(3,702)	$1,034	$92,212	$43,696
Basic net income (loss) per share attributable to Cimpress N.V.	$(0.11)	$0.03	$2.82	$1.33
Diluted net income (loss) per share attributable to Cimpress N.V.	$(0.11)	$0.03	$2.73	$1.28
Weighted average shares outstanding — basic	32,966,832	32,728,581	32,644,870	32,873,234
Weighted average shares outstanding — diluted	32,966,832	33,682,468	33,816,498	34,239,909
____________________________________________
(1) Share-based compensation is allocated as follows:

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Cost of revenue	$16	$58	$78	$251
Technology and development expense	1,178	1,142	4,139	7,041
Marketing and selling expense	515	929	1,952	5,082
General and administrative expense	3,602	3,807	17,906	15,412

CIMPRESS N.V.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Operating activities
Net (loss) income	$(4,892)	$688	$89,312	$43,316
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,744	22,936	97,500	72,282
Share-based compensation expense	5,311	5,936	24,075	27,786
Excess tax benefits derived from share-based compensation awards	(10,460)	308	(13,146)	(5,159)
Deferred taxes	(6,274)	(1,853)	(14,940)	(12,807)
Loss on sale of equity method investment	—	12,681	—	12,681
Loss in equity interests	—	—	—	2,704
Unrealized (gain) loss on derivative instruments included in net income	5,567	(2,230)	(1,868)	425
Change in fair value of contingent consideration	—	2,197	14,890	2,192
Payment of contingent consideration in excess of acquisition date fair value	(6,806)	—	(8,055)	—
Effect of exchange rate changes on monetary assets and liabilities denominated in non-functional currency	9,477	(240)	(6,455)	748
Other non-cash items	1,004	606	4,130	1,335
Changes in operating assets and liabilities excluding the effect of business acquisitions:
Accounts receivable	2,912	1,715	2,057	4,008
Inventory	(2,290)	(1,407)	(4,491)	(1,055)
Prepaid expenses and other assets	(9,467)	(3,804)	8,597	(15,336)
Accounts payable	1,023	6,966	(4,026)	14,945
Accrued expenses and other liabilities	23,613	6,035	41,296	515
Net cash provided by operating activities	36,462	50,534	228,876	148,580
Investing activities
Purchases of property, plant and equipment	(25,708)	(18,123)	(75,813)	(72,122)
Business acquisitions, net of cash acquired	(100,807)	(216,384)	(123,804)	(216,384)
Purchases of intangible assets, net	(49)	(51)	(250)	(116)
Purchase of available-for-sale securities	—	—	—	(4,629)
Capitalization of software and website development costs	(4,806)	(2,410)	(17,323)	(9,749)
Investment in equity interests	—	—	—	(4,994)
Other financing activities	—	1,010	—	1,010
Net cash used in investing activities	(131,370)	(235,958)	(217,190)	(306,984)
Financing activities
Proceeds from borrowings of debt	149,000	373,800	367,500	482,800
Proceeds from issuance of senior notes	—	—	275,000	—
Payments of debt	(69,669)	(127,694)	(581,920)	(273,491)
Payments of debt issuance costs	—	(10)	(6,373)	(1,363)
Payment of contingent consideration included in acquisition-date fair value	(4,084)	—	(11,105)	—
Payments of withholding taxes in connection with equity awards	(25,054)	(1,030)	(29,351)	(9,430)
Payments of capital lease obligations	(1,435)	(1,297)	(5,750)	(1,297)
Excess tax benefits derived from share-based compensation awards	10,460	(308)	13,146	5,159
Purchase of ordinary shares	—	(42,016)	—	(42,016)
Proceeds from issuance of ordinary shares	2,156	151	13,123	4,425
Capital contribution from noncontrolling interest	—	—	4,160	4,821
Issuance of dividend to noncontrolling interest	—	—	(118)	—
Net cash provided by (used in) financing activities	61,374	201,596	38,312	169,608
Effect of exchange rate changes on cash and cash equivalents	2,906	(209)	(8,922)	1,239
Net increase (decrease) in cash and cash equivalents	(30,628)	15,963	41,076	12,443
Cash and cash equivalents at beginning of period	134,212	46,545	62,508	50,065
Cash and cash equivalents at end of period	$103,584	$62,508	$103,584	$62,508

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Non-GAAP adjusted net income reconciliation:
Net (loss) income attributable to Cimpress N.V.	$(3,702)	$1,034	$92,212	$43,696

Add back inclusive of tax effect:
Share-based compensation expense	4,970	6,109	22,141	28,520
Amortization of acquisition-related intangible assets	6,794	5,510	23,358	12,187
Tax cost of transfer of intellectual property	195	477	2,250	2,320
Loss on disposal of Namex investment	—	12,681	—	12,681
Earn-out related charges (1)	421	2,192	15,311	2,192
Currency loss (gain) on contingent consideration liability (2)	270	(86)	(2,008)	(86)
Changes in unrealized loss (gain) on derivative instruments included in net income	5,567	(2,145)	(1,868)	425
Non-cash currency loss (gain) on intercompany loans	8,310	(295)	(3,703)	585
Non-GAAP adjusted net income	$22,825	$25,477	$147,693	$102,520

Non-GAAP adjusted net income per diluted share reconciliation:
Net (loss) income per diluted share attributable to Cimpress N.V.	$(0.11)	$0.03	$2.73	$1.28

Add back inclusive of tax effect:
Share-based compensation expense	0.14	0.18	0.64	0.82
Amortization of acquisition-related intangible assets	0.20	0.16	0.67	0.35
Tax cost of transfer of intellectual property	0.01	0.01	0.06	0.06
Loss on disposal of Namex investment	—	0.37	—	0.36
Earn-out related charges (1)	0.01	0.07	0.44	0.06
Currency loss (gain) on contingent consideration liability (2)	0.01	—	(0.06)	—
Changes in unrealized loss (gain) on derivative instruments included in net income	0.16	(0.06)	(0.06)	0.01
Non-cash currency loss (gain) on intercompany loans	0.24	(0.01)	(0.11)	0.01
Non-GAAP adjusted net income per diluted share	$0.66	$0.75	$4.31	$2.95

Non-GAAP adjusted weighted average shares reconciliation:
GAAP weighted average shares outstanding - diluted	32,966,832	33,682,468	33,816,498	34,239,909
Add:
Additional shares due to unamortized share-based compensation	443,216	512,796	464,643	552,733
Impact of GAAP dilutive shares due to GAAP loss	1,387,638	—	—	—
Non-GAAP adjusted weighted average shares outstanding - diluted	34,797,686	34,195,264	34,281,141	34,792,642

(1) Includes expense recognized for the change in fair value of contingent consideration and compensation expense related to earn-out mechanisms dependent upon continued employment.
(2) Our non-GAAP results for the three months and year ended June 30, 2014 have been recast to exclude the currency (gain)/loss on our contingent consideration liability

CIMPRESS N.V.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (CONTINUED)
(Unaudited in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Free cash flow reconciliation:
Net cash provided by operating activities	$36,462	$50,534	$228,876	$148,580
Purchases of property, plant and equipment	(25,708)	(18,123)	(75,813)	(72,122)
Purchases of intangible assets not related to acquisitions	(49)	(51)	(250)	(253)
Capitalization of software and website development costs	(4,806)	(2,410)	(17,323)	(9,749)
Payment of contingent consideration in excess of acquisition-date fair value	6,806	—	8,055	—
Free cash flow	$12,705	$29,950	$143,545	$66,456

	GAAP Revenue						Constant - currency excluding acquisitions
	Three Months Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2015	2014	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Revenue Growth
Revenue growth reconciliation by region:
North America	$199,987	$179,858	11%	1%	12%	—%	12%
Europe	164,238	142,179	16%	19%	35%	(21)%	14%
Other	16,243	16,119	1%	20%	21%	(7)%	14%
Total revenue	$380,468	$338,156	13%	9%	22%	(9)%	13%

	GAAP Revenue						Constant- Currency revenue growth
	Year Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2015	2014	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Excluding acquisitions
Revenue growth reconciliation by region:
North America	$773,986	$700,197	11%	—%	11%	—%	11%
Europe	644,447	502,090	28%	11%	39%	(33)%	6%
Other	75,773	67,949	12%	11%	23%	(10)%	13%
Total revenue	$1,494,206	$1,270,236	18%	5%	23%	(14)%	9%

	GAAP Revenue						Constant- Currency revenue growth
	Three Months Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2015	2014	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint Business Unit	$285,872	$275,679	4%	6%	10%	—%	10%
All Other Business Units	94,596	62,477	51%	25%	76%	(52)%	24%
Total revenue	$380,468	$338,156	13%	9%	22%	(9)%	13%

	GAAP Revenue						Constant- Currency revenue growth
	Year Ended June 30,			Currency Impact:	Constant- Currency	Impact of Acquisitions
	2015	2014	% Change	(Favorable)/ Unfavorable	Revenue Growth	(Favorable)/ Unfavorable	Excluding acquisitions
Revenue growth reconciliation by reportable segment:
Vistaprint Business Unit	$1,194,393	$1,144,030	4%	5%	9%	—%	9%
All Other Business Units	299,813	126,206	138%	17%	155%	(139)%	16%
Total revenue	$1,494,206	$1,270,236	18%	5%	23%	(14)%	9%
For the three months ended June 30, 2015 constant-currency revenue growth excluding acquisitions excludes the impact of currency and revenue from FotoKnudsen, Printi, Easyflyer, Exagroup and Druck.at. Full year constant-currency revenue growth excluding revenue from acquisitions excludes the impact of currency and revenue from Fotoknudsen, Printi, Easyflyer (FL Print), Exagroup and Druck.at, and revenue for the first nine months of the year from Printdeal, Pixartprinting, and Digipri.

	CIMPRESS N.V.
	Supplemental Financial Information and Operating Metrics
		Q4 FY2014	FY2014	Q1 FY2015	Q2 FY2015	Q3 FY2015	Q4 FY2015	FY2015

[1]	New Customer Orders* (millions)	2.2	9.7	2.1	2.7	2.2	2.1	9.1
	y/y growth	—%	(8)%	(5)%	(7)%	(8)%	(5)%	(6)%

[2]	Total Order Volume* (millions)	7.0	30.5	6.8	8.8	7.2	7.0	$29.8
	y/y growth	(1)%	(4)%	(4)%	(3)%	(1)%	—%	(2)%

[3]	Average Order Value* ($USD)	$42.50	$40.74	$43.32	$43.55	$42.08	$42.89	$42.99
	y/y growth	9%	10%	10%	6%	5%	1%	6%

[4]	TTM Unique Active Customer Count* (millions)	16.7		16.7	16.6	16.7	16.6
	y/y growth	(2)%		(2)%	(2)%	(1)%	(1)%
	TTM new customer count (millions)	9.7		9.6	9.4	9.3	9.2
	TTM repeat customer count (millions)	7.0		7.1	7.2	7.4	7.4

[5]	TTM Average Bookings per Unique Active Customer*	$74		$75	$76	$77	$77
	y/y growth	7%		7%	6%	5%	4%
	TTM average bookings per new customer (approx.)	$54		$55	$56	$56	$56
	TTM average bookings per repeat customer (approx.)	$102		$103	$103	$103	$103

[6]	Advertising & Commissions Expense - (millions) Vistaprint business unit and Albumprinter only	$55.7	$266.4	$62.2	$83.1	$70.5	$61.8	$277.6
	as % of revenue	18.9%	21.7%	21.3%	21.8%	23.7%	20.7%	22.0%

[7]	Advertising & Commissions Expense - Consolidated (millions)	$57.1	$267.7	$63.9	$85.6	$72.1	$64.8	$286.4
	as % of revenue	16.9%	21.1%	19.1%	19.5%	21.2%	17.0%	19.2%

	Revenue - Consolidated as Reported ($ millions)	$338.2	$1,270.2	$333.9	$439.9	$339.9	$380.5	$1,494.2
	y/y growth	21%	9%	21%	19%	19%	13%	18%
	y/y growth in constant currency	19%	8%	21%	23%	26%	22%	23%

	North America ($ millions)	$179.9	$700.2	$177.7	$206.5	$189.8	$200.0	$774.0
	y/y growth	6%	9%	8%	9%	14%	11%	11%
	y/y growth in constant currency	7%	9%	8%	10%	15%	12%	11%
	as % of revenue	53%	55%	53%	47%	56%	53%	52%
	Europe ($ millions)	$142.2	$502.1	$138.4	$208.6	$133.2	$164.2	$644.4
	y/y growth	50%	11%	46%	30%	28%	16%	28%
	y/y growth in constant currency	43%	7%	45%	41%	44%	35%	39%
	as % of revenue	42%	40%	42%	47%	39%	43%	43%
	Other Regions ($ millions)	$16.1	$67.9	$17.8	$24.8	$16.9	$16.2	$75.8
	y/y growth	3%	(4)%	14%	22%	6%	1%	12%
	y/y growth in constant currency	8%	6%	13%	27%	21%	21%	23%
	as % of revenue	5%	5%	5%	6%	5%	4%	5%

[8]	Physical printed products and other ($ millions)	$318.7	$1,189.9	$315.1	$422.1	$322.6	$363.3	$1,423.1
	Digital products/services ($ millions)	$19.5	$80.3	$18.8	$17.8	$17.3	$17.2	$71.1

	Headcount at end of period	5,127		5,336	5,859	5,839	6,552
	Full-time employees	4,901		5,040	5,203	5,534	6,168
	Temporary employees	226		296	656	305	384
	Notes:	Some numbers may not add due to rounding. Metrics are unaudited and where noted, approximate.

*Customer metrics above are inclusive of the Vistaprint Business Unit and Albumprinter only and do not include Printi, Printdeal, Pixartprinting, FotoKnudsen, Exagroup, Easyflyer (FL Print), druck.at, or Digipri.

[1]	Orders from first-time customers in period, Vistaprint business unit and Albumprinter only.
[2]	Total order volume in period, Vistaprint business unit and Albumprinter only.
[3]	Total bookings, including shipping and processing, divided by total orders, Vistaprint business unit and Albumprinter only.
[4]	Number of individual customers who purchased from us in a given period, with no regard to frequency of purchase, Vistaprint business unit and Albumprinter only.
[5]	Total bookings for a trailing twelve month period, including shipping and processing, divided by number of unique customers in the same period, Vistaprint business unit and Albumprinter only.
[6]	External advertising and commissions expense for the Vistaprint business unit and Albumprinter only.
[7]	External advertising and commissions expense for the consolidated business
[8]	Other revenue includes miscellaneous items which account for less than 1% of revenue